Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Nuveen Core Plus Impact Fund of our report dated March 25, 2021, relating to the financial statements which appears in Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-251817) of Nuveen Core Plus Impact Fund. We also consent to the references to us under the headings “Experts” and “Legal opinions and experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2021